Exhibit 99.1
TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	2

FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS AS OF FEBRUARY 28, 2007 AND 2006	3

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED FEBRUARY 28, 2007 AND 2006	4

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S DEFICIT AND COMPREHENSIVE INCOME (LOSS) FOR THE YEARS ENDED FEBRUARY 28, 2007 AND 2006	5

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED FEBRUARY 28, 2007 AND 2006	6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED FEBRUARY 28, 2007 AND 2006	7-14

Independent Auditors’ Report
The Board of Directors
Winkler Atlantic Holdings Limited:
We have audited the accompanying consolidated balance sheets of Winkler Atlantic Holdings Limited and subsidiaries (the Company) as of February 28, 2007 and 2006, and the related consolidated statements of operations, shareholder’s deficit and comprehensive income (loss), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Winkler Atlantic Holdings Limited and subsidiaries as of February 28, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

San Diego, California
May 27, 2008

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Consolidated Balance Sheets
February 28, 2007 and 2006
(In thousands except for share information)

	2007	2006
ASSETS
Current assets:
Cash	$4,146	$526
Marketable securities	132	705
Accounts receivable, net of allowances of $1,998 and $1,676, respectively	6,779	3,740
Other receivables	617	830
Due from affiliates	539	1,015
Inventories	4,362	3,113
Prepaid expenses and other current assets	39	73

Total current assets	16,614	10,002

Property and equipment, net	228	163
Other assets	95	84

Total assets	$16,937	$10,249

LIABILITIES AND SHAREHOLDER’S DEFICIT

Current liabilities:
Bank line of credit	$—	$2,935
Accounts payable	2,433	1,137
Due to affiliates	3,406	1,945
Accrued liabilities	2,365	1,400

Total current liabilities	8,204	7,417

Notes payable to shareholder	40,766	44,953

Total liabilities	48,970	52,370

Shareholder’s deficit:
Common stock, $1 par value, 5,000 shares authorized; 2 shares issued and outstanding	—	—
Additional paid-in capital	10,304	—
Accumulated other comprehensive income	509	779
Accumulated deficit	(42,846)	(42,900)

Total shareholder’s deficit	(32,033)	(42,121)

Total liabilities and shareholder’s deficit	$16,937	$10,249

See accompanying notes to consolidated financial statements.

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Consolidated Statements of Operations
Years ended February 28, 2007 and 2006
(In thousands)

	2007	2006
Net sales	$37,205	$30,052
Cost of sales	27,157	23,185

Gross profit	10,048	6,867

Operating expenses:
Sales and marketing	4,097	3,139
General and administrative	5,656	5,755
Research and development	2,977	2,933

Total operating expenses	12,730	11,827

Operating loss	(2,682)	(4,960)

Interest expense, net	(72)	(222)
Foreign exchange gain	6	(39)
Other income, net	2,803	3,623

Income (loss) before income taxes	55	(1,598)

Provision for income taxes	1	1

Net income (loss)	$54	$(1,599)

See accompanying notes to consolidated financial statements.

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Consolidated Statements of Shareholder’s Deficit and Comprehensive Income (Loss)
Years ended February 28, 2007 and 2006
(In thousands except for share information)

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-In	Comprehensive	Accumulated	Shareholder
	Shares	Amount	Capital	Income (Loss)	Deficit	Deficit
Balance at February 28, 2005	2	$—	$—	$237	$(41,301)	$(41,064)
Comprehensive income (loss):
Net loss	—	—	—	—	(1,599)	(1,599)
Foreign currency translation adjustment	—	—	—	379	—	379
Unrealized gains on marketable securities, net of tax	—	—	—	163	—	163
Total comprehensive income (loss)	—	—	—	—	—	(1,057)
Balance at February 28, 2006	2	—	—	779	(42,900)	(42,121)
Conversion of shareholder loan into equity	—	—	10,304	—	—	10,304
Comprehensive income (loss):
Net income	—	—	—	—	54	54
Foreign currency translation adjustment	—	—	—	(328)	—	(328)
Unrealized gains on marketable securities, net of tax	—	—	—	58	—	58
Total comprehensive income (loss)	—	—	—	—	—	(216)

Balance at February 28, 2007	2	$—	$10,304	$509	$(42,846)	$(32,033)

See accompanying notes to consolidated financial statements.

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended February 28, 2007 and 2006
(In thousands)

	2007	2006
Cash flows from operating activities
Net income (loss)	$54	$(1,599)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	147	92
(Decrease) increase in provision for doubtful accounts	(23)	98
Increase in provisions for sales reserves	361	187
Loss on sale or disposals of property and equipment	1	32
(Gain) loss on sale of marketable securities	(172)	69
Changes in operating assets and liabilities:
Accounts receivable	(3,361)	50
Other receivables	213	(489)
Inventories	(1,249)	3,834
Prepaid expenses and other current assets	34	12
Other assets	(11)	(4)
Accounts payable	1,296	(2,087)
Due from/to affiliates	1,937	(4,784)
Accrued liabilities	965	175

Net cash used in operating activities	192	(4,414)

Cash flows from investing activities
Sale of marketable securities	640	743
Purchase of marketable securities	—	(37)
Purchases of property and equipment	(213)	(74)

Net cash provided by investing activities	427	632

Cash flows from financing activities
Proceeds (payments) from/on bank line of credit	(2,935)	1,415
Proceeds from notes payable to shareholder	5,621	1,938

Net cash provided by financing activities	2,686	3,353

Effects of foreign exchange on cash	315	(127)

Net increase (decrease) in cash	3,620	(556)
Cash and cash equivalents at beginning of year	526	1,082

Cash and cash equivalents at end of year	$4,146	$526

Supplemental disclosure of non-cash financing activities—conversion of shareholder loan into equity	$10,304	$—

Supplemental cash flow information:
Income taxes paid	$1	$1

Interest paid	$73	$200

See accompanying notes to consolidated financial statements.

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended February 28, 2007 and 2006
NOTE 1–SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Organization and Description of Business
Winkler Atlantic Holdings Limited (“Winkler”) is a corporation organized under the laws of the British Virgin Islands. Winkler has the following wholly-owned operating subsidiaries: (i) Saitek Industries Ltd. (“Saitek Hong Kong”), a corporation organized under the laws of Hong Kong, (ii) Saitek Industries Ltd. (“Saitek US”), a corporation organized under the laws of the state of Delaware, (iii) Saitek Elektronik Vertriebs GmbH (“Saitek Germany”), a corporation organized under the laws of Germany, (iv) Saitek Plc (“Saitek UK”), a corporation organized under the laws of England and Wales, and (v) Saitek SA (“Saitek France”), a corporation organized under the laws of France (collectively referred to as “the Company”).
Saitek Hong Kong was a dormant company until December 1, 2006 when it was reactivated in contemplation of the sale of certain entities under the control of Winkler. Saitek Hong Kong provides certain product development and marketing services and sources products primarily from Saitek Electronic Manufacturing Services, an unconsolidated Company affiliated by common ownership, located in China, for the other subsidiaries. Prior to December 1, 2006, the business activity, revenue and profits of Saitek Hong Kong resided within Saitek Winkler Limited, an unconsolidated company affiliated by common ownership located in Hong Kong.
The Company’s products are designed, manufactured (primarily through third parties), marketed and distributed for both PC and console based video game systems. The Company’s products include mice, keyboards, headsets, PC gaming controllers, as well as other PC peripherals.
Principles of Consolidation
The consolidated financial statements include the accounts of Winkler and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; allowances for doubtful accounts and sales returns; price protection; cooperative advertising and the valuation of fixed assets, inventories and investments. Actual results could differ from those estimates.
Concentration of Credit Risk
Credit risk is primarily concentrated in accounts receivable. The Company generally does not require collateral on accounts receivable because a majority of its customers are large, well capitalized, established retail entities with operations throughout the United States, Europe, and Asia. The Company maintains an allowance for doubtful accounts. During the years ended February 28, 2007 and 2006, the Company derived 32% and 31% of its sales, respectively, from three major customers, which represented 53% and 58% of accounts receivable at February 28, 2007 and 2006, respectively. The loss of one of these customers could have a material adverse effect on the Company.
Fair Value of Financial Instruments
The carrying values of the Company’s financial instruments, including cash, marketable securities, accounts receivable, other receivables, accounts payable, due to and from affiliates, accrued liabilities and bank line of credit approximate their fair values due to the relatively short-term maturity of these instruments. It is impracticable to determine fair value of the notes payable to shareholder because of the related party nature of the notes payable.
Cash and Cash Equivalents
The Company considers all highly liquid debt and equity instruments with maturities of 90 days or less to be cash equivalents.
Marketable Securities
The Company evaluates its investments in accordance with the provisions of Statement of Financial Standards (“SFAS”) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Based on the Company’s intent, investment policies and ability to liquidate equity securities, the Company classifies short-term investment securities as available-for-sale, within current assets which are carried at fair value, with unrealized gains and losses

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended February 28, 2007 and 2006
reported as accumulated other comprehensive income (loss) within shareholder’s deficit. The cost basis of securities sold is based on the specific identification method and all such realized gains and losses are recorded as a component within other income in the consolidated statement of operations. The Company reviews the carrying values of its investments and writes down such investments to estimated fair value by a charge to the statements of operations when the severity and duration of a decline in the value of an investment is considered to be other than temporary. The cost of securities sold or purchased is recorded on the settlement date.
Accounts Receivable
Accounts receivable are recorded net of an allowance for doubtful accounts and other sales related allowances. When evaluating the adequacy of the allowance for doubtful accounts, the Company analyzes known uncollectible accounts, the aging of accounts receivable, historical bad debts, customer credit-worthiness and current economic trends.
Other sales related allowances include those for sales returns, volume rebates, price protection, and cooperative advertising. When estimating future product returns, the Company makes an assessment of the rate and lag period by which customers will return the Company’s products by considering historical trends and information regarding inventory levels and demand and acceptance of the Company’s products by the end consumer. Allowances for cooperative advertising and volume rebates are based upon programs negotiated with specific customers.
Accounts receivable allowances consist of the following (in thousands):

	Balance at the	Additions
	Beginning of	Revenue	Expenses and Other		Balance at End of
Description	Period	Reductions (A)	Costs (B)	Deductions (C)	Period
YEAR ENDED FEBRUARY 28, 2006
Allowance for Doubtful Accounts	$(63)	$—	$(98)	$51	$(110)
Cooperative Advertising, Price Protection, Volume Rebate and Sales Returns	$(1,379)	$(5,717)	$—	$5,530	$(1,566)

YEAR ENDED FEBRUARY 28, 2007
Allowance for Doubtful Accounts	$(110)	$—	$23	$16	$(71)
Cooperative Advertising, Price Protection, Volume Rebate and Sales Returns	$(1,566)	$(6,513)	$—	$6,152	$(1,927)

(A)	Includes increases in allowances for sales returns, price protection, cooperative advertising and other sales allowances including volume discounts. Amounts reflect the translation effect of using the average exchange rate for the revenue reduction items and the year-end exchange rate for the balance sheet item (allowance account).

(B)	Includes increases and reversals in allowance for doubtful accounts. Amounts reflect the translation effect of using the average exchange rate for expense items and the year-end exchange rate for the balance sheet item (allowance account).

(C)	Includes actual write-offs of uncollectible accounts receivable, net of recoveries (credits) issued for other sales allowances and the reversal of unused cooperative advertising funds.
Inventories
Inventories usually consists of finished goods and are stated at the lower of cost, determined using the first-in, first-out method, or market. The Company regularly reviews inventory quantities on hand and in the retail channel in order to recognize any loss of utility in the period incurred.
Revenue Recognition
The Company evaluates the recognition of revenue based on the applicable provisions of Staff Accounting Bulletin No. 104, Revenue Recognition. Accordingly, the Company recognizes revenue when (1) there is persuasive evidence that an arrangement with the customer exists, which is generally a customer purchase order, (2) the products are delivered, which occurs when the risk of loss has been transferred to the customer, (3) the selling price is fixed or determinable and (4) collection of the customer receivable is deemed probable. The Company’s payment arrangements with customers typically provide net 30 day terms.
Amounts billed to customers for shipping and handling is included in net sales, and costs incurred related to shipping and handling is included in cost of sales.
Certain allowances for estimated future returns are provided upon recognition of revenue. We provide for anticipated returns of inventory in accordance with SFAS No. 48, Revenue Recognition When the Right of Return Exists, by reducing revenue for the units estimated to be returned. This estimate is periodically adjusted based on historical and anticipated rates of returns.
Cooperative advertising with retailers is recorded when revenue is recognized in accordance with Emerging Issues Task Force Issue (“EITF”) No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products). Such consideration is characterized as a reduction of sales as the Company does not receive a separate identifiable benefit and the fair value of the benefit cannot be reasonably estimated.

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended February 28, 2007 and 2006
Property and Equipment
Property and equipment is stated at cost, net of accumulated depreciation. Depreciation expense is provided for using the straight-line method over the estimated useful life of the assets which range from two to thirteen years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the related lease term. Major improvements and betterments are capitalized.
Long-lived Assets
The Company assesses potential impairments of its long-lived assets when events or changes in circumstances indicate that the assets’ carrying value may not be recoverable in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment loss would be recognized when the carrying value amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). As of February 28, 2007 and 2006, there were no impairments of long-lived assets.
Research and Development and Advertising
Research and development and advertising costs are expensed as incurred. Advertising costs amounted to $2.9 million and $2.0 million for the years ended February 28, 2007 and 2006, respectively. Cooperative advertising with retailers is recorded when revenue is recognized. Costs are recognized as a reduction of sales as the Company does not receive a separate identifiable benefit, and the fair value of the benefit cannot be reasonably estimated. Research and development costs amounted to $3.0 million and $2.9 million for the years ended February 28, 2007 and 2006, respectively. The Company received reimbursements for certain product development expenses from an unconsolidated related party totaling $2.7 million and $3.3 million for the years ended February 28, 2007 and 2006, respectively. The reimbursements were recorded as other income in the consolidated statements of operations.
Income Taxes
The Company utilizes the asset and liability method of accounting for income taxes as set forth in SFAS No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded when it is more likely than not that some of the deferred tax assets will not be realized. The Company also determines its tax contingencies in accordance with SFAS No. 5, Accounting for Contingencies. The Company records estimated tax liabilities to the extent the contingencies are probable and can be reasonably estimated.

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended February 28, 2007 and 2006
Foreign Currency Translation
The Company’s foreign subsidiaries utilize their local currency as their functional currency. The accounts of these foreign subsidiaries have been translated into United States dollars using the current exchange rate at the balance sheet date for assets and liabilities and the average exchange rate for the fiscal year for revenues and expenses. Cumulative translation gains or losses are recorded as accumulated other comprehensive income (loss) in shareholder deficit. Gains or losses resulting from transactions that are made in a currency different from the functional currency are recognized in earnings as they occur.
Comprehensive Income (Loss)
Comprehensive income (loss) consists of net income (loss) and certain changes in equity that are excluded from net income (loss). Accumulated other comprehensive income (loss) represents net unrealized gains and losses from foreign currency translation adjustments and net unrealized gains and losses from investments in marketable securities.
Recent Accounting Pronouncements
In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation 48, Accounting for Uncertainty in Income Taxes: an Interpretation of FASB SFAS Statement No. 109 (“FIN 48”). FIN 48 clarifies SFAS No. 109, Accounting for Income Taxes, to indicate a criterion that an individual tax position would have to meet for some or all of the benefit of that position to be recognized in an entity’s financial statements. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company believes that the adoption of FIN 48 will not have a material effect on the Company’s financial position and results of operation.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS No. 157 was initially effective for financial statements issued for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued staff position FAS No. 157-2, which delays the effective date of SFAS No. 157 for certain nonfinancial assets and liabilities for fiscal years beginning after November 15, 2008. The Company is in the process of evaluating the impact of the adoption of SFAS No. 157 to its consolidated financial statements.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended February 28, 2007 and 2006
is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objectives for accounting for financial instruments. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157, Fair Value Measurements. As described above, the Company does not expect that the adoption of SFAS No. 157 or SFAS No. 159 will have a material impact on its financial position or results of operations.
NOTE 2 — MARKETABLE SECURITIES
The cost basis, gross unrealized holding gains, gross unrealized holding losses and fair value of available-for-sale securities at February 28, 2007 and 2006 were as follows (in thousands):

		Gross	Gross
		unrealized	unrealized
	Cost	holding	holding	Estimated
	basis	gains	(losses)	fair value
At February 28, 2007
Available for sale:
Equity securities	$74	$58	$—	$132

At February 28, 2006
Available for sale:
Equity securities	$542	$171	$(8)	$705

The fair values of equity securities are based on quoted market prices at the reporting date for those or similar investments.
Proceeds from the sale of equity securities available for sale were $640,000 and $743,000 in 2007 and 2006, respectively; gross realized gains included in other income in 2007 and 2006 were $184,000 and $6,000, respectively. Gross realized losses included in other income in 2007 and 2006 were $12,000 and $75,000, respectively. As of February 28, 2007 and 2006, there were no impairments of marketable securities.
NOTE 3 — PROPERTY AND EQUIPMENT
Property and equipment consist of the following (in thousands):

	February 28,
	2007	2006

Furniture and fixtures	$285	$299
Computer equipment and software	504	565
Machinery and equipment	137	—
Leasehold improvements	73	63

	999	927
Less accumulated depreciation and amortization	(771)	(764)

	$228	$163

Depreciation and amortization expense was $147,000 and $92,000 for the periods ended February 28, 2007 and 2006, respectively.

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended February 28, 2007 and 2006
NOTE 4 — BANK LINE OF CREDIT
The Company had a revolving line of credit at Saitek US for $1.5 million with First Bank of Long Beach; the line was available through August 2006 and was secured by substantially all of the assets of Saitek US and a letter of credit for $1.0 million secured by Winkler. Interest was payable in monthly installments on the unpaid principal at the prime rate. At February 28, 2006, the prime rate was 7.5% and the outstanding principal was $1.3 million. The line of credit was fully repaid prior to February 28, 2007 and was not renewed.
The Company had a credit facility at Saitek Germany for Euro 1.5 million ($1.8 million) with HSBC Trinkaus and Burkhardt. This facility was secured by a guarantee for Euro 1.5 million ($1.8 million) from Winkler through the parent company’s bank, HSBC Guyerzeller and the Company had a standby letter of credit with Citibank for Euro 500,000 ($660,000) at February 28, 2007. The interest rate on the total facility was 6%. At February 28, 2006, there was Euro 1.0 million ($1.2 million) outstanding at a rate of 6%. The facility was fully repaid prior to February 28, 2007 and was not renewed.
At February 28, 2006 the Company had a business overdraft facility at Saitek U.K. for £500,000 ($871,000) with National Westminster Bank. This facility was secured by a guarantee from Winkler through the parent company’s bank HSBC Guyerzeller for £550,000 ($958,000). The interest rate was 5.5% for borrowings up to the limit and 8.5% for borrowings in excess of the limit. At February 28, 2006, there was £270,615 ($471,000) outstanding. The facility expired on June 16, 2006 and was not renewed.
NOTE 5 — INCOME TAXES
     Income (loss) before income taxes consists of the following (in thousands):

	Fiscal Years Ended February 28,
	2007	2006
Income (loss) before income taxes:
Domestic	$(317)	$(643)
Foreign	372	(955)

Total income (loss) before income taxes	$55	$(1,598)

Income tax expense was $1,000 related to state income taxes in the U.S. for the years ended February 28, 2007 and 2006.
The provision for income taxes reconciles to the amount computed by applying the statutory rate (0%) to income before income taxes as follows (in thousands):

	Fiscal Years Ended February 28,
	2007		2006
	$	%	$	%

Tax at federal statutory rate	$—	0%	$—	0%
Foreign tax rate differential	245	451	(506)	(32)
Valuation allowance	(302)	(462)	494	31
Other	58	12	13	1

	$1	1%	$1	—%

Significant components of the Company’s deferred tax assets and liabilities for federal and state income taxes are as shown below (in thousands):

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended February 28, 2007 and 2006

	February 28,
	2007	2006
Deferred tax assets:
Net operating loss carryforwards	$7,368	$6,984
Accounts receivable reserves	555	381
Inventory writedowns and other reserves	326	297
Other	—	138

Total deferred tax assets	8,249	7,800

Deferred tax liabilities:
Depreciation and amortization	(6)	(4)

Other	(145)	—

Total deferred tax liabilities	(151)	(4)

Net deferred tax assets before valuation allowance	8,098	7,796
Valuation allowance	(8,098)	(7,796)

Net deferred tax assets	$—	$—

The Company periodically assesses the likelihood that it will be able to recover its deferred tax assets. The Company considers all available evidence, both positive and negative, including historical levels of income, expectations and risks associated with estimates of future taxable income and ongoing prudent and feasible profits. In assessing the realizability of its deferred tax assets, management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. As a result of this analysis of all available evidence, both positive and negative, management does not believe that it is more likely than not that the net deferred tax assets will be realized. Accordingly, the total net deferred tax asset of $8.1 million and $7.8 million at February 28, 2007 and February 28, 2006, respectively, has been fully offset by a valuation allowance. The valuation allowance increased by $302,000 for the year ended February 28, 2007.
At February 28, 2007, the Company has federal and state net operating loss carryforwards of approximately $1.7 million which will begin to expire in fiscal 2024 and fiscal 2011, respectively. Additionally, the Company has foreign net operating loss carryforwards of approximately $21.7 million that have no expiration.
NOTE 6 — COMMITMENTS AND CONTINGENCIES
Leases
The Company leases office space and certain equipment for business use under non-cancelable operating leases. Rental expense charged to operations was $464,000 and $410,000 for the years ended February 28, 2007 and 2006, respectively. Annual future minimum rental payments required under operating leases as of February 28, 2007 are as follows (in thousands):

WINKLER ATLANTIC HOLDINGS LIMITED AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended February 28, 2007 and 2006

Year ending February 28:
2008	$463
2009	431
2010	272
2011	146
2012	26

$1,338

Other Commitments
The Company has a long term contract for market research services which requires fixed quarterly payments. Annual payments required under this contract are as follows (in thousands):

Year ending February 28:
2008	$177
2009	177
2010	15
2011	—
2012	—

$369

Legal Matters
In the ordinary course of its business, the Company is party to various legal actions, which management believes are incidental to the operation of the business of the Company. Management believes that the outcome of such legal proceedings to which the Company is currently a party will not have a material adverse effect upon the Company’s consolidated results of operations, financial position or cash flows.
NOTE 7 — EMPLOYEE SAVINGS PLANS
The Company has defined contribution plans which are available to all employees who meet eligibility requirements. The Company’s contributions to the plans were $88,000 and $43,000 for the years ended February 28, 2007 and 2006, respectively.
NOTE 8 — GEOGRAPHIC DATA
The Company’s sales, accounts receivable — trade and property, plant and equipment are attributed to the following geographic regions (in thousands):

	2007			2006
		Accounts	Property,		Accounts	Property,
		Receivable,	and		Receivable,	and
	Net Sales	net	Equipment, net	Net Sales	net	Equipment, net
Europe	$19,984	$2,045	$117	$17,148	$1,367	$138
North America	15,927	4,001	25	12,904	2,373	25
Rest of world	1,294	733	86	—	—	—

	$37,205	$6,779	$228	$30,052	$3,740	$163

Sales are attributed to geographic regions based on the location of the customer.
During the year ended February 28, 2007, three customers individually accounted for at least 10% of the Company’s sales, with one customer accounting for 12% and the second and third for 10%, respectively, for a combined total of 32% of consolidated sales. During the year ended February 28, 2006 two customers individually accounted for at least 10% of the Company’s sales, with one customer accounting for 11%, and the second for 10%, for a combined total of 21% of consolidated sales.
NOTE 9 — RELATED PARTY TRANSACTIONS
Transactions with affiliated companies not disclosed elsewhere in the financial statements or notes thereto are as follows:
Fees are paid to Saitek Industries Limited for certain services provided to the Company, including strategic and financial management services. Service fees were $186,000 and $117,000 during the fiscal years ending February 28, 2007 and 2006, respectively.
The Company purchases a significant portion of its inventory from Saitek Electronic Manufacturing Services, an unconsolidated company affiliated by common ownership. Purchases from this supplier amounted to approximately $23.0 million and $13.0 million for the years ended February 28, 2007 and 2006, respectively. From March 1, 2005 through November 30, 2006 these purchases were made through Saitek Winkler Limited, an unconsolidated Hong Kong company affiliated by common ownership. Subsequent to November 30, 2006 these purchases were made through Saitek Hong Kong, a wholly owned consolidated subsidiary. In addition, Saitek UK charged certain product development and other costs to Saitek Winkler Limited through November 30, 2006 and recognized these charges as other income. For the year ended February 28, 2006 these amounts totaled $3.3 million and for the period March 1, 2006 through November 30, 2006 these amounts totaled $2.7 million.
Accounts receivable from affiliated companies at February 28, 2007 and 2006, was $539,000 and $1.0 million, respectively. Accounts payable due to affiliated companies at February 28, 2007 and 2006, was $3.4 million and $1.9 million, respectively.
During the period ended February 28, 2007, Winkler Atlantic Trust, a party related by common ownership, converted $10.3 million of loans to the Company into equity. These loans had been previously made to fund the operations of the Company. These loans were not collateralized, bore no interest and were due upon demand. The Company recorded the conversion of $10.3 million for the year ended February 28, 2007 in additional paid-in capital in the consolidated statements of shareholder deficit and comprehensive income (loss).
NOTE 10 — DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES AND IN CANADA
The consolidated financial statements have been prepared in accordance with U.S. GAAP. In certain respects, U.S. GAAP differs from accounting principles generally accepted in Canada (“Canadian GAAP”). Under Canadian GAAP marketable securities are short term investments carried at the lower of cost or market. As such, unrealized holding gains would not be recognized under Canadian GAAP, however, there is no reconciling difference for the Company between reported net income under U.S. GAAP and Canadian GAAP for the year ended February 28, 2007. Also, Canadian GAAP does not recognize comprehensive income (loss) or accumulated other comprehensive income (loss). However, the U.S. GAAP presentation of the foreign currency translation adjustment in the consolidated statements of shareholder’s deficit is consistent with Canadian GAAP. Other than the aforementioned there are no material differences in these consolidated financial statements between U.S. GAAP and Canadian GAAP.
NOTE 11 — SUBSEQUENT EVENTS
On September 30, 2007, the shareholder of the Company forgave the remaining outstanding loans to the Company, which totaled $38.4 million. From February 28, 2007 through September 30, 2007, there were repayments of $2.4 million.
On November 14, 2007, the Company’s shareholder entered into an acquisition agreement with Mad Catz Interactive, Inc. (“Mad Catz”), a corporation organized under the Canada Business Corporations Act, to sell all shares of the Company to Mad Catz. The acquisition closed on November 20, 2007. The purchase price consisted of $30.0 million, subject to post-closing working capital adjustments and less any indebtedness of the Company or its subsidiaries at the closing less any amounts the Company or its subsidiaries are required to pay as bonuses or commissions as a result of the transaction. The initial $29.5 million of consideration was paid by a cash payment of $15.0 million and the issuance of $14.5 million of convertible loan notes dated November 20, 2007.